Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2023
BANNOCKBURN, IL., October 25, 2023 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the third quarter ended September 30, 2023.
Third Quarter 2023 Financial Results and Highlights
•Net revenue of $1,093.0 million, up 7.1% compared to $1,020.9 million in the third quarter of 2022
•Gross profit of $254.3 million, or 23.3% of net revenue, up 16.6% compared to $218.0 million, or 21.4% of net revenue, in the third quarter of 2022
•Net income of $56.3 million, or $0.31 basic earnings per share, up 45.0% compared to net income of $38.8 million, or $0.21 basic earnings per share, in the third quarter of 2022
•Adjusted EBITDA of $109.8 million, up 28.2% compared to $85.6 million in the third quarter of 2022
•Cash flow from operations of $61.0 million compared to $87.0 million in the third quarter of 2022
•Cash and cash equivalents balance was $386.5 million at the end of the third quarter of 2023

John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team continues to execute on outstanding clinical outcomes and extraordinary patient care, which helped translate into solid financial results in the third quarter. I am excited to build on this momentum as we close out the year and look forward to seeing the impact we believe the team will make in the post-acute and ambulatory setting in the years to come.”

Updated Full Year 2023 Financial Guidance
For the full year 2023, Option Care Health expects to generate:
•Net revenue of $4.23 billion to $4.28 billion
•Adjusted EBITDA of $420 million to $425 million
•Cash flow from operations of at least $350 million, inclusive of the Amedisys merger termination fee net of merger-related expenses
Additionally, the Company anticipates an effective tax rate of approximately 27% and net interest expense of approximately $52.0 million to $54.0 million.

Conference Call
Option Care Health will host a conference call to discuss its third quarter 2023 financial results later today at 8:30 a.m. EDT. The conference call can be accessed via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$386,489	$294,186
Accounts receivable, net	382,957	377,542
Inventories	251,366	224,281
Prepaid expenses and other current assets	95,473	98,330
Total current assets	1,116,285	994,339

NONCURRENT ASSETS:
Property and equipment, net	107,960	108,321
Intangible assets, net	20,868	22,371
Referral sources, net	323,126	341,744
Goodwill	1,540,246	1,533,424
Other noncurrent assets	135,131	112,737
Total noncurrent assets	2,127,331	2,118,597
TOTAL ASSETS	$3,243,616	$3,112,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$429,536	$378,763
Other current liabilities	194,548	186,588
Total current liabilities	624,084	565,351

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,057,016	1,058,204
Other noncurrent liabilities	122,433	103,278
Total noncurrent liabilities	1,179,449	1,161,482
Total liabilities	1,803,533	1,726,833

STOCKHOLDERS’ EQUITY	1,440,083	1,386,103
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,243,616	$3,112,936

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NET REVENUE	$1,093,014	$1,020,918	$3,177,934	$2,917,522
COST OF REVENUE	838,748	802,917	2,443,834	2,281,685
GROSS PROFIT	254,266	218,001	734,100	635,837

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	158,214	142,015	459,644	417,771
Depreciation and amortization expense	15,005	15,268	44,417	46,027
Total operating expenses	173,219	157,283	504,061	463,798
OPERATING INCOME	81,047	60,718	230,039	172,039

OTHER INCOME (EXPENSE):
Interest expense, net	(11,786)	(13,997)	(38,816)	(39,008)
Other, net	824	5,360	88,594	7,956
Total other (expense) income	(10,962)	(8,637)	49,778	(31,052)

INCOME BEFORE INCOME TAXES	70,085	52,081	279,817	140,987
INCOME TAX EXPENSE	13,783	13,258	69,904	37,960
NET INCOME	$56,302	$38,823	$209,913	$103,027

Earnings per share, basic	$0.31	$0.21	$1.17	$0.57
Earnings per share, diluted	$0.31	$0.21	$1.16	$0.57

Weighted average common shares outstanding, basic	178,826	181,884	179,956	180,829
Weighted average common shares outstanding, diluted	180,528	183,022	181,286	181,760

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$209,913	$103,027
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	46,423	49,723
Other non-cash adjustments	54,259	66,999
Changes in operating assets and liabilities:
Accounts receivable, net	(5,075)	(23,153)
Inventories	(28,362)	(52,749)
Accounts payable	50,726	129,859
Other	(7,558)	(49,614)
Net cash provided by operating activities	320,326	224,092

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(21,981)	(17,111)
Business acquisitions, net of cash acquired	(12,855)	(87,315)
Other investing activities	(5,889)	—
Net cash used in investing activities	(40,725)	(104,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(175,108)	—
Proceeds from warrant exercises	—	20,916
Other financing cash flows	(12,190)	(4,537)
Net cash (used in) provided by financing activities	(187,298)	16,379
NET INCREASE IN CASH AND CASH EQUIVALENTS	92,303	136,045
Cash and cash equivalents - beginning of the period	294,186	119,423
CASH AND CASH EQUIVALENTS - END OF PERIOD	$386,489	$255,468

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$56,302	$38,823	$209,913	$103,027
Interest expense, net	11,786	13,997	38,816	39,008
Income tax expense	13,783	13,258	69,904	37,960
Depreciation and amortization expense	15,622	16,474	46,423	49,723
EBITDA	97,493	82,552	365,056	229,718

EBITDA adjustments
Stock-based incentive compensation	9,235	4,005	22,908	12,581
Restructuring, acquisition, integration and other (1)	3,029	(934)	(74,383)	6,282
Adjusted EBITDA	$109,757	$85,623	$313,581	$248,581

(1) Restructuring, acquisition, integration and other for the nine months ended September 30, 2023 includes the Amedisys merger termination fee, net of merger-related expenses